As filed with the Securities and Exchange Commission on May 19, 2014

Registration No. 333-_____

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

__________________________________

HAMPSHIRE GROUP, LIMITED

(Exact name of registrant as specified in its charter)

Delaware	06-0967107
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)
114 West 41st Street New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

Hampshire Group, Limited 2009 Stock Incentive Plan, as amended
(Full title of the Plan)

Paul M. Buxbaum Chairman of the Board, President and Chief Executive Officer Hampshire Group, Limited 114 West 41st Street New York, New York 10036
(Name and address of agent for service) (212) 840-5666 (Telephone number, including area code, of agent for service)

Copy to:

Francis E. Dehel Blank Rome LLP One Logan Square, 18th & Cherry Streets Philadelphia, PA 19103 Telephone: (215) 569-5500 Facsimile: (215) 832-5532

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐		Accelerated filer ☐

Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common stock, par value $0.10 per share	1,000,000	$5.632	$5,632,000	$726

(1)

Represents 1,000,000 additional shares issuable under the registrant’s 2009 Stock Incentive Plan, as amended (“Plan”) as a result of an amendment to the Plan in 2013 (the “Amendment”). In addition, this Registration Statement covers an indeterminable number of additional shares as may hereafter be offered or issued, pursuant to the Plan, to prevent dilution resulting from stock splits, stock dividends, or similar transactions effected without receipt of consideration.

(2)	Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and Rule 457(h)(1) of the Securities Act of 1933.

Pursuant to General Instruction E of Form S-8, the registrant hereby makes the following statement:

This Registration Statement on Form S-8 is being filed by the registrant to register an additional 1,000,000 shares of its common stock which, pursuant to the Amendment, are issuable upon the grant or exercise of awards under the Plan. These 1,000,000 shares are in addition to 880,000 shares of the registrant’s common stock which were previously registered pursuant to the registrant’s Registration Statement on Form S-8 (Commission File No. 333-162875) filed with the Securities and Exchange Commission (the “SEC”) on November 4, 2009 (the “First Registration Statement”). Pursuant to Instruction E of Form S-8, the contents of the First Registration Statement are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

5.1	Opinion of Blank Rome LLP.

23.1	Consent of Elliott Davis, LLC.

23.2	Consent of Blank Rome LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page of this registration statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 13, 2014.

HAMPSHIRE GROUP, LIMITED

By:	/s/ Paul M. Buxbaum
Paul M. Buxbaum
Chairman of the Board, President and
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Paul M. Buxbaum and Trey A. Darwin, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE (S)	DATE

/s/ Paul M. Buxbaum Paul M. Buxbaum	Chairman of the Board, President and Chief Executive Officer (principal executive officer)	May 13, 2014

/s/ Trey A. Darwin Trey A. Darwin	Vice President, Chief Financial Officer, and Treasurer (principal financial officer and principal accounting officer)	May 13, 2014

/s/ Bobby Melnick Bobby Melnick	Director	May 13, 2014

/s/ Robert C. Siegel Robert C. Siegel	Director	May 13, 2014

/s/ Frank Tworecke Frank Tworecke	Director	May 13, 2014

/s/ Benjamin C. Yogel Benjamin C. Yogel	Director	May 13, 2014

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

5.1	Opinion of Blank Rome LLP.

23.1	Consent of Elliott Davis, LLC.

23.2	Consent of Blank Rome LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page of this registration statement).